UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2019

MITEK SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition.
On November 7, 2019, Mitek Systems, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the fourth quarter ended September 30, 2019. The full text of the Company’s press release is attached hereto as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective November 4, 2019, Donna Wells was appointed to the Board of Directors of the Company (the “Board”) and was appointed to the Audit and Compensation Committees of the Board. Ms. Wells previously served as a member of the Company’s Advisory Board since September of 2017.
In connection with her appointment to the Board, Ms. Wells will receive a grant, which the Company anticipates will occur on or about November 15, 2019, of restricted stock units of the Company with an initial value of $125,000, which units will fully vest on the one-year anniversary of the date of grant. The number of shares subject to this restricted stock unit award will be calculated based on the closing price of the Company's stock on the date of grant. As a non-employee director, Ms. Wells will be entitled to receive the Company’s standard fees for her service as a member of the Board.
The Company intends to enter into its standard form of indemnification agreement with Ms. Wells, a copy of which was filed as Exhibit 10.21 to the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2014.
On November 7, 2019, the Company issued a press release announcing the appointment of Ms. Wells as a member of the Board, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 8.01 Other Events.
Over the course of the past two years, United Services Automobile Association (“USAA”) has sent patent enforcement and demand letters to more than one thousand financial institutions accusing their remote check deposit software of infringing USAA’s patents. Many of those institutions use software that includes the Company’s advanced check image capture technology.
In July and August of 2018 (as previously disclosed in the Company’s periodic filings, including its most recent Quarterly Report on Form 10-Q filed with the SEC on August 6, 2019), USAA filed two lawsuits in the Eastern District of Texas against Wells Fargo Bank, N.A. (“Wells Fargo”), a customer of the Company, alleging that Wells Fargo’s remote deposit capture systems (which in part utilize technology provided by the Company to Wells Fargo through a partner), infringe nine USAA owned patents related to mobile deposits (together, the “Lawsuits”).
While the Lawsuits do not name the Company as a defendant, given the Company’s prior history of litigation with USAA, and the continued use of the Company’s products by its customers, on November 1, 2019, the Company filed a Complaint in the U.S. District Court for the Northern District of California seeking a declaratory judgment (the “DJ Action”) that its products do not infringe USAA’s U.S. Patent Nos.: 8,699,779; 9,336,517; 9,818,090; and 8,977,571 (collectively, the “Subject Patents”).
Subsequently, on November 6, 2019, a jury in the first Lawsuit found that Wells Fargo willfully infringed at least one of the Subject Patents and awarded USAA $200 million in damages. The jury verdict is subject to post-trial motions and appeal by Wells Fargo. The second Lawsuit is ongoing and no final judgments or awards have been made to date.
The Company continues to believe its products do not infringe the Subject Patents and will vigorously defend the right of its end-users to use its technology, including through seeking the DJ Action.
Item 9.01 Financial Statements and Exhibits.
Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
99.1	Press Release issued on November 7, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

November 7, 2019	By:	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued on November 7, 2019